SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               CNB Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies.

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------




[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                                      --------------------------

     (3) Filing Party:
                      ----------------------------------------------------------

     (4) Date Filed:
                    ------------------------------------------------------------

                               CNB FINANCIAL CORP.
                                24 CHURCH STREET
                           CANAJOHARIE, NEW YORK 13317

 -------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 -------------------------------------------------------------------------------



                                                                  April 21, 1998

TO THE SHAREHOLDERS OF CNB FINANCIAL CORP.

     NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS of CNB FINANCIAL CORP., the parent company of Central National Bank, Canajoharie, will be held at the FORT RENSSELAER CLUB, Moyer Street, Canajoharie, New York, on May 21, 1998 at 9:30 a.m. for the purpose of considering and voting on the following matters:

          1. The election of two directors for a term of three years or until their successors have been elected.

          2. The approval of an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000.

          3. The approval of a two-for-one stock split, including a change in the par value of the Common Stock from $2.50 per share to $1.25 per share for the purpose of effectuating the two-for-one stock split.

          4. The transaction of any other business which may be properly brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 31, 1998 shall be entitled to notice of the meeting and to vote at the meeting.


                                 By Order of the Board of Directors,


                                 Holly C. Craver
                                 Secretary

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

--------------------------------------------------------------------------------

                               CNB FINANCIAL CORP.
                                24 CHURCH STREET
                           CANAJOHARIE, NEW YORK 13317

                               ------------------

                                 PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CNB Financial Corp. (the "Company"), the holding company for Central National Bank, Canajoharie (the "Bank") and Central Asset Management, Inc., for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on May 21, 1998 and at any and all adjournments thereof, for the purposes stated in the accompanying notice of the Meeting. This Proxy Statement, together with the enclosed proxy, is first being mailed to shareholders on or about April 21, 1998.

     At the Meeting, the shareholders will be asked to vote for the election of directors. Two of the directors who serve on the Company's classified Board of Directors will stand for re-election to the Board at the Meeting. In addition, the Shareholders will be asked (i) to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 and (ii) to change the par value of the Company's Common Stock from $2.50 per share to $1.25 per share in connection with approving a two-for-one stock split. Voting will also be conducted on any other matters which are properly brought before the Meeting.

                            VOTING RIGHTS AND PROXIES

     Shareholders of record at the close of business on March 31, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,832,960 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote, except that in the election of directors, the Common Stock has cumulative voting rights permitting each shareholder to vote the number of shares held multiplied by the number of directors to be elected, distributing his or her votes among as many candidates as he or she may wish. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the Meeting.

     The proxy provided with this Proxy Statement grants the proxy agent discretionary authority to exercise the cumulative voting rights of the shareholder if no specific instructions are given by the shareholder. The proxy may be revoked by a later dated proxy or by written notification delivered to Holly C. Craver, Secretary of the Company, at the above address at any time prior to the Meeting. If you attend the Meeting, you may withdraw your proxy and vote by ballot. If not revoked, all properly executed proxies will be voted as directed.

     The solicitation of proxies shall be made through mailings, but proxies may also be solicited by telephone communications and in person by directors, officers, and other regular employees of the Company or of the Bank. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock.

     The Annual Report of the Company for the fiscal year ended December 31, 1997 is being sent to shareholders with this Proxy Statement. Copies of the Annual Report will be distributed without charge to any shareholder upon written request of such person addressed to Holly C. Craver, Secretary, CNB Financial Corp., 24 Church Street, Canajoharie, New York 13317.

          ITEM 1: ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors is divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually. In accordance with the Company's Bylaws, the size of the Board is presently set at seven. Both of the nominees standing for election at the Meeting are presently directors of the Company and have indicated a willingness to continue to serve as a director. In the event any nominee declines or is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors.

     The following information is furnished for each candidate nominated to serve as a director and for each director of the Company whose term of office continues after the Meeting. It is the intention of the individuals named as proxies to vote for the election of the following nominees:



                                                            NOMINEES FOR DIRECTOR

NOMINEES FOR DIRECTOR (FOR TERMS EXPIRING IN 2001)

                                                                                                               Number of Shares
                                                                                           Bank                 of Common Stock
                                         Occupation During Past                         Director             Beneficially Owned
    Name and Age                              Five Years                                  Since               as of 3/31/98 (1)
--------------------           -----------------------------------------               -----------           -------------------
J. Carl Barbic                 Retired Dairy Farmer, Former Clerk of                       1989                     4,218
Age 71                         Schoharie County Board of Supervisors

Donald L. Brass                President and CEO of the Bank since                         1990                    40,200(4)
Age 49                         January 1992, President of the Bank since
                               January 1991, President of the Company
                               since January, 1993, Former Executive
                               Vice President of the Bank.


                                                    DIRECTORS CONTINUING IN OFFICE

DIRECTORS CONTINUING IN OFFICE (TERMS EXPIRING IN 1999)

                                                                                                               Number of Shares
                                                                                           Bank                 of Common Stock
                                         Occupation During Past                         Director             Beneficially Owned
    Name and Age                              Five Years                                  Since               as of 3/31/98 (1)
--------------------           -----------------------------------------               -----------           -------------------
David J. Nolan                 Chairman of the Board, CEO and                              1981                    21,888(2)
Age 73                         President of the Bank until retirement in
                               1991.

Allen H. Samuels               Attorney, General Practice in Fort Plain                    1961                    24,637(2)
Age 74

                                                                -2-





DIRECTORS CONTINUING IN OFFICE (TERMS EXPIRING IN 2000)

                                                                                                               Number of Shares
                                                                                           Bank                 of Common Stock
                                         Occupation During Past                         Director             Beneficially Owned
    Name and Age                              Five Years                                  Since               as of 3/31/98 (1)
--------------------           -----------------------------------------               -----------           -------------------
VanNess D. Robinson            Chairman of the Board and Executive Vice                    1997                  375,564(2)(3)
Age 62                         President, New York Central Mutual Fire
                               Insurance Co.

Joseph A. Santangelo           Administrator, Arkell Hall Foundation                       1991                    2,768(2)
Age 45

John P. Woods, Jr.             President, John P. Woods Co., Inc.                          1991                  241,499(2)(3)
Age 61                         (Reinsurance Intermediaries)


---------------

     (1) Includes all shares for which named individuals possessed sole or shared voting or investment powers, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household even if beneficial ownership has been disclaimed by named individual.

     (2) The listed amounts include shares for which certain directors are deemed to be beneficial owners but for which they are not the sole beneficial owner as follows: Mr. Nolan holds 14,648 shares jointly with his wife; Mr. Samuels' wife holds 12,067 shares in her own name; the amount disclosed for Mr. Robinson includes 375,364 shares held by New York Central Mutual Fire Insurance Company for which Mr. Robinson serves as Chairman and Executive Vice President; Mr. Santangelo holds 1,933 shares jointly with his wife and 139 shares jointly with his children; Mr. Woods holds 81,756 shares jointly with his wife and the amount disclosed for Mr. Woods also includes 159,107 shares held by companies in which Mr. Woods owns a controlling interest.

     (3) The percentage of Common Stock beneficially owned by each director is less than 1%, except with respect to Mr. Woods whose percentage ownership is 6.30%, and Mr. Robinson whose percentage ownership is 9.80%.

     (4) Includes 20,250 shares that Mr. Brass has the right to acquire through the exercise of stock options issued by the Company. These shares are included in the total number of shares outstanding for the purpose of calculating Mr. Brass's percentage ownership, but not for the purpose of calculating the percentage ownership of other individuals listed in the table.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Each director of the Company also serves as a director of the Bank. The Bank's Board of Directors meets regularly each month, and the Company's Board meets at least quarterly. The Board of Directors of the Bank held 13 meetings during 1997. No incumbent director attended less than 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which such director served during 1997.

     Among its standing committees, the Board of the Company has an Executive Committee, Examining/Audit Committee, and a Personnel Committee. The President acts as ex-officio member of all committees except the Examining/Audit Committee. The full Board nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees to be elected to the Board of Directors that are sent to the Secretary of the Company at the Company's address.

     Section 202 of the Company's Bylaws provides that nominations for directors, except those made by the Board, must be submitted in writing to the Secretary of the Company not less than fourteen (14) or more than fifty (50) days prior to the annual meeting setting forth the name, address and principal occupation of the proposed nominee and the number of shares which will be voted for the proposed nominee, as well as the name and address and the number of shares owned by the notifying shareholder. In the event that less than twenty-one (21) days notice of the meeting is given to shareholders, such nominations may be submitted to the Secretary of the Company not later than seven (7) days following the date of the mailing of the notice of the meeting. If any nomination is properly and timely made by a shareholder in accordance with Section 202 of the Company's Bylaws, ballots will be provided for use by shareholders at the annual meeting bearing the name of such nominee or nominees.

     The Examining/Audit Committee, currently composed of Directors C. Wendell Smith, Allen H. Samuels, and VanNess D. Robinson, reviews the Bank's internal control and internal audit procedures and coordinates the audit of the Company's consolidated financial statements conducted by KPMG Peat Marwick LLP. Status reports were reviewed by the Committee Chairman periodically at regular Board Meetings. The Examining/Audit Committee met four (4) times in 1997.

     The Personnel Committee, composed of Directors John P. Woods, Jr., Allen H. Samuels and J. Carl Barbic, reviews and makes recommendations to the Board concerning compensation levels, adjustments and employee benefits. The Personnel Committee met five (5) times in 1997.

     Directors, other than those employed by the Bank in other capacities, receive a fee of $400 per month plus $400 per meeting of the Board and $250 per meeting for committee meeting attendance. Directors who are also officers of the Company or Bank receive no compensation for attendance at Board or committee meetings.

CERTAIN TRANSACTIONS

     During 1997 the Bank had, and expects in the future to have, various transactions including loans with directors and officers of the Company, the Bank and their associates in the ordinary course of business. All such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

          ITEM 2: SHAREHOLDER APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY

     The Board of Directors is recommending that the shareholders take action at the Meeting to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000. Presently, the Company has 3,878,710 shares of Common Stock issued and outstanding or subject to options granted. If the two-for-one stock split proposed as Item 3 of this Proxy Statement is approved by the shareholders, it would result in 7,757,420 shares of Common Stock issued and outstanding or subject to options granted, leaving only 2,242,580 shares available for issuance to meet corporate needs. Accordingly, the Board of Directors has recommended that action be taken to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 shares.

     The Board believes that the authorization of additional shares of Common Stock is desirable and would provide future flexibility for the Company. The increase in authorized shares would provide authorized Common Stock for issuance from time to time as may be necessary in connection with the dividend reinvestment plan, future financings, investment opportunities, acquisitions of other companies, the declaration of stock dividends or stock splits, other distributions, or for other corporate purposes. Other than the proposed two-for-one stock split, the Company has no present plans, understandings or agreements for issuing the additional shares to be authorized by the proposed Certificate amendment. However, the authorization of the additional shares will enable the Company to issue shares as the need may arise, and in certain circumstances to take prompt advantage of market conditions and the availability of favorable opportunities without the delay and expense incident to the holding of a special meeting of shareholders of the Company.

     Although the increase in the number of authorized shares of Common Stock is not intended for antitakeover purposes, SEC rules require disclosure of existing Certificate and Bylaw provisions which could have an antitakeover effect. These include: (i) Board authority under the Certificate of Incorporation to oppose a takeover attempt on the basis of factors other than economic benefit to shareholders (e.g. impact of the proposed transaction on the community, employees, depositors and other customers; and the reputation and business practices of the proposed acquiror); (ii) the requirement that certain business combinations be approved by a supermajority vote of directors and shareholders, and meet certain price requirements; and (iii) the Company's staggered Board of Directors. In addition, the additional authorized shares, if issued, could be utilized to deter future attempts to gain control of the Company.

     Under New York law, shareholders are not entitled to dissenters' rights with respect to the proposed amendment to the Company's Certificate of Incorporation. Holders of Common Stock have no preemptive rights with respect to any shares which may be issued in the future. The issuance of additional shares of Common Stock may dilute the equity ownership position of current shareholders. Unless required by applicable law, no further authorization or vote of the shareholders will be solicited for the issuance of the additional shares of Common Stock.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the proposed amendment to the Company's Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

          ITEM 3: SHAREHOLDER APPROVAL OF TWO-FOR-ONE STOCK SPLIT INCLUDING CHANGE IN PAR VALUE FROM $2.50 PER SHARE TO $1.25 PER SHARE

     The Board of Directors has authorized a two-for-one stock split; however, the stock split is specifically conditioned on approval of the stock split, including an adjustment in par value from $2.50 per share to $1.25 per share, by the shareholders of the Company.

     If the stock split is approved, each holder of Common Stock of record at the close of business on June 15, 1998 will receive, as soon as practicable thereafter, one additional share of Common Stock for each share of Common Stock held of record. Participants in the Company's existing employee stock plans will be entitled to receive additional full and fractional shares for each full and fractional share owned by them as of June 15, 1998. If the stock split is approved, existing certificates representing shares of Common Stock, par value $2.50 per share, prior to the stock split will continue to represent the same number of shares of Common Stock after the split, but with a par value of $1.25 per share. The par value of presently outstanding shares of Common Stock will automatically be changed on the records of the Company. Shareholders contemplating any stock transactions should consult with their investment advisor or broker regarding the effective date and entitlement to the split shares prior to effectuating transactions in CNB stock.

     Certificates representing the additional shares to which a shareholder is entitled after the stock split will be mailed as soon as practicable following the effective date of the stock split. In connection with the proposed stock split, shareholders should not send their certificates for shares of Common Stock to the Bank or the Company for exchange. The cost basis of pre-split shares shall be allocated pro rata among the pre-split shares and the split shares received in respect to those particular pre-split shares. The new shares will be deemed to have been held for the same period of time as the pre-split shares to which they relate. The Company has been advised by counsel that, under current federal tax law, the distribution of additional shares will not result in taxable income or loss.

     The Board of Directors believes that the stock split is in the best interests of the Company, its shareholders and its other constituencies because the increase in the number of outstanding shares of Common Stock and the lower market price per share resulting from the stock split should help to broaden the market for and improve the marketability of the Common Stock and increase the number of shareholders. While the impact on the market price of the shares of Common Stock cannot be predicted with certainty, it is likely that the stock split will initially result in the market price of each share being approximately one-half of the market price before the stock split, although the market value of all shares held by a particular shareholder should remain approximately the same. Each shareholder's equity or interest in the Company or other relative rights or interests of such shareholder will not change as a result of the stock split because each shareholder will receive additional shares of Common Stock in direct proportion to his or her current holdings. Because of the greater number of shares of Common Stock outstanding after the stock split, brokerage commissions (which may be subject to negotiation), applicable stock transfer taxes and other expenses associated with sales or purchases of Common Stock may be somewhat higher than before the stock split in certain transactions involving the purchase or sale of shares of Common Stock having an equivalent value. However, the stock split should reduce the expenses of buying or selling shares in cases where a single "round lot" will result because of the stock split.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the proposed amendment to the Company's Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                        PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth as of the Record Date the ownership of Common Stock by any person who is known to the Company to be the beneficial owner of more than five percent of Common Stock and by all directors and executive officers of the Company as a group.

                                             Amount and
           Name and                           Nature of
          Address of                     Beneficial Ownership          Percent
      Beneficial Owner                     as of 3/31/98              of Class
     ------------------                  --------------------         --------
John P. Woods, Jr.                           241,499(1)                 6.30%
Canajoharie, NY 13317

New York Central Mutual                      375,564(2)                 9.80%
  Fire Insurance Company
Edmeston, NY 13335

Number of shares of                          755,931(3)                 19.5%
Common Stock beneficially
owned by all directors and
executive officers as a group
(10 persons)


     (1) Includes 81,756 shares held jointly with his wife, 10,328 shares held by the Woods Corporation, and 148,779 shares held by John P. Woods Co. Inc. Mr. Woods holds a controlling interest in both the Woods Corporation and John P. Woods Co. Inc.

     (2) Includes 200 shares held by VanNess D. Robinson, a director of the Company, who also serves as Chairman of the Board and Executive Vice President of New York Central Mutual Fire Insurance Company.

     (3) Includes 42,000 shares that executive officers have the right to acquire through the exercise of stock options issued by the Company. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the group as a whole, but not for the purpose of calculating the percentage ownership of the other beneficial owners listed in the table.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by the Bank to the chief executive officer and other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 during 1997.




                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                                                         Compensation
                                                                                            Awards
                                                                                        ------------
                                                      Annual Compensation (1)             Securities          All Other
       Name and                                   ------------------------------          Underlying         Compensation
  Principal Position                  Year        Salary ($)        Bonus ($)(2)          Options (#)            ($)(3)
  ------------------                  ----        ----------        ------------          -----------        ------------
Donald L. Brass                       1997         $217,300            $89,462                   0            $15,478
  President and CEO                   1996          205,000             96,863              11,250             14,300
                                      1995          190,000             73,720                   0             19,874

Peter J. Corso                        1997          120,000             40,056                   0              9,822
  Executive Vice President            1996          107,000             40,596               6,000              8,582
  and CFO                             1995          100,000             29,200                   0             10,460

Lawrence G. Knudsen                   1997           95,000             24,311                   0              6,561
  Senior Vice President               1996           91,000             26,053               3,750              6,174
  and Cashier                         1995           85,000             24,820                   0              8,891

Allan F. Woodmancy                    1997           94,000             24,055                   0              7,116
  Senior Vice President               1996           87,800             25,137               3,750              6,450
  and Senior Lending Officer          1995           82,000             23,944                   0              8,577


---------------

     (1) Includes compensation for which payment was deferred pursuant to non-qualified deferred compensation plans until such time that the executive retires or leaves the employment of the Company.

     (2) The amounts in this column reflect awards made under the Company's Management Incentive Plan which are based upon the Bank's performance and obtaining individual goals of executives. Amounts are reported in the year for which the performance award was based, although such awards are not determined or paid until the next calendar year.

     (3) Consists of amounts contributed by the Company to a 401(k) Profit Sharing Plan pursuant to a formula which applies uniformly to all employees.




               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 1997, (ii) the number of stock options held at the end of fiscal year 1997, and (iii) the value of in-the-money stock options at the end of fiscal year 1997.


                                                                             Number of
                                                                            Securities              Value of
                                                                            Underlying           Unexercised(1)
                                  Shares                                   Unexercised(1)          In-the-Money
                               Acquired on                                   Options at              Options
     Name                      Exercise (#)        Value Realized ($)       12/31/97 (#)          at 12/31/97($)
     ----                      ------------        ------------------       ------------          --------------
Donald L. Brass                   3,000                $41,500                 20,250               $278,438

Peter J. Corso                    2,250                $28,969                 12,000               $170,250

Lawrence G. Knudsen                   0                      0                 11,250               $174,375

Allan F. Woodmancy                    0                      0                  9,750               $147,188


------------

(1) All unexercised options are presently exercisable.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel Committee makes recommendations to the Board regarding the compensation level for the Bank's executive officers. The Committee reviews salary surveys of the banking industry for similar banks based on asset size and geographic area. This information is used together with other factors including experience, internal salary structure, performance, and ability to improve the profitability, growth, and value of the Company, in determining compensation levels. Mr. Brass' compensation and the compensation of other executive officers for the last fiscal year was determined by the Committee, in its discretion, based upon the foregoing factors and criteria. The Committee reviews the compensation levels of executive officers on an annual basis and makes its determinations, in its discretion, on the basis of the foregoing factors and criteria.

     In addition to the foregoing, the Company has adopted a management incentive plan. The management incentive plan is designed to promote a superior level of performance relative to the Bank's competition in its market area by providing management with rewards for meeting and exceeding the Bank's financial goals, as well as by providing recognition of individual achievements. The payment of cash awards under the management incentive plan is triggered by the Bank's performance to targeted return on equity and assets. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. The President and CEO may recommend an adjustment to individual bonus awards, based upon individual merit, not to exceed 20% of the determined bonus amount. Similar adjustments to the President and CEO's bonus award may be made by the full Board of Directors. In February, 1998, the Board of Directors approved the payment of incentive awards, as set forth in the Summary Compensation Table on page 7.

     The members of the Personnel Committee are:


                                             John P. Woods, Jr.
                                             Allen H. Samuels
                                             J. Carl Barbic

PENSION PLAN

     The Bank has in effect a Pension Plan which conforms to the requirements of the Employee Retirement Income Security Act of 1974 (as amended), provides for full vesting upon five years of participation, and contains provisions which permit early retirement within ten years prior to normal retirement date for participants with at least ten years of credited service. The Plan requires no contribution from participants, covers all eligible employees, provides for normal retirement at age 65, and is qualified under Section 401(a) of the Internal Revenue Code. There were 237 participants in the Plan in 1997. Normal retirement benefits are based on the greater of (i) 40% of average earnings for the highest 36 consecutive months, reduced proportionately for less than 20 years of service, or (ii) a minimum of $50 per month after 10 years of service. The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee assuming earnings as shown. For 1997, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $160,000. The estimated retirement benefits in the table below are based on the assumption that the persons in the Plan will continue in employment until age 65 at 1995 salaries. Messrs. Brass, Corso, Knudsen, and Woodmancy have credited years of service of 8, 11, 5 and 6, respectively, under the plan.

                               PENSION PLAN TABLE

                                        YEARS OF SERVICE
                  --------------------------------------------------------------
Remuneration      15 Years     20 Years      25 Years      30 Years     35 Years
------------      --------     --------      --------      --------     --------
  $ 20,000        $ 6,000      $ 8,000       $ 8,000       $ 8,000      $ 8,000
  $ 30,000        $ 9,000      $12,000       $12,000       $12,000      $12,000
  $ 40,000        $12,000      $16,000       $16,000       $16,000      $16,000
  $ 50,000        $15,000      $20,000       $20,000       $20,000      $20,000
  $ 60,000        $18,000      $24,000       $24,000       $24,000      $24,000
  $ 80,000        $24,000      $32,000       $32,000       $32,000      $32,000
  $100,000        $30,000      $40,000       $40,000       $40,000      $40,000
  $125,000        $37,500      $50,000       $50,000       $50,000      $50,000
  $150,000        $45,000      $60,000       $60,000       $60,000      $60,000
  $160,000        $48,000      $64,000       $64,000       $64,000      $64,000


EXECUTIVE AGREEMENTS

     Messrs. Brass and Corso have Senior Executive Severance Agreements with the Bank and the Company which provide that in the event of a termination of the executive's employment within 24 months after a Change of Control, the Company shall be obligated to pay the executive 2.99 times his annualized base salary (exclusive of bonus payments) in effect immediately prior to the date of termination, as compensation for services rendered to the Company and as consideration for the covenant not to compete contained in the Agreement. Payments to executives under these agreements are payable in eight equal quarterly installments without interest. Under these agreements, a Change of Control shall be deemed to have occurred if (i) any person or group becomes the beneficial owner of 50% or more of the Company's outstanding securities, (ii) as a result of a tender offer, merger, business combination or contested election, the persons who were directors of the Company cease to constitute a majority of the Board, (iii) the Company or Bank is merged with another entity in a transaction in which less than 50% of the voting securities of the resulting entity are held by the former shareholders of the Company, (iv) a tender offer or exchange offer is made for more than 50% of the Company's outstanding securities, or (v) the Company transfers substantially all of its assets to another corporation. Under the Agreements, a termination of an executive's employment is deemed to have occurred if (i) the executive is terminated by the Company for reasons other than cause, death or disability, or (ii) the executive resigns following a reasonable determination that there has been a significant change in the nature of the executive's authority, a reduction in the executive's total compensation and benefits, a change in location where executive is required to perform services, or that there is a change in circumstances significantly affecting his position such that he is unable to exercise the authority, powers, functions or duties of his position. Any such determination shall be made by affirmative vote of at least 50% of the individuals who are members of the Board of Directors of both the Company and any successor entity by which the executive is employed immediately prior to the executive's resignation, or, if there is no such individual, by the executive in his or her discretion.

     Messrs. Brass, Corso, Knudsen, and Woodmancy have Executive Salary Continuation Agreements with the Bank which provide for a supplemental retirement benefit designed to provide the executive with total retirement income benefits which will equal at least 65% of the executive's projected total annual compensation at the time of the executive's retirement. The executive's projected total annual compensation at retirement is calculated by assuming a 5% annual increase in current salary amounts until the executive reaches age 65. The supplemental retirement benefit shall be paid to the executive or his beneficiary in monthly installments for a period of fifteen years commencing at age 65. In the event the executive dies prior to age 65, the executive's beneficiary shall receive a death benefit equal to the supplemental retirement benefit payable over fifteen years beginning at the time of death. The benefits under the Agreements fully vest after the executive has been employed by the Bank for five years and partially vest prior thereto, although benefits are subject to forfeiture if the executive engages in competition with the Bank. The benefits under the Agreements are funded by life insurance policies covering the executives which are owned by the Bank and which name the Bank as the sole beneficiary under the policies. If all the assumptions concerning mortality, dividends and salary are met, the proceeds of the policies will cover the Bank's cost of the Agreements.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total shareholder returns on the Company's stock over the last five fiscal years to the NASDAQ Index and a peer group of banks in upstate New York. Total return values were calculated assuming $100 investment on January 1, 1992 and reinvestment of dividends.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         Among CNB Financial Corp., NASDAQ Stock Market (US Companies) &
                           Self-Determined Peer Group*

                         Period Ending December 31, 1997


                   [GRAPHICAL REPRESENTATION OF CHART BELOW]


                              1992     1993     1994     1995     1996     1997
                             ------   ------   ------   ------   ------   ------
NASDAQ ..................    100.00   114.80   112.20   158.70   195.20   239.50
Peer Group* .............    100.00   127.10   140.60   185.20   244.80   383.40
CNB Financial Corp. .....    100.00   115.20   137.20   217.70   214.30   336.10

----------

* Companies in the Self-Determined Peer Group:

    --  FNB Rochester Corp.           --  NBT Bancorp Inc.
    --  Arrow Financial Corp.         --  Evergreen Bancorp Inc.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal accounting firm at December 31, 1997 was KPMG Peat Marwick LLP. The accounting firm is selected upon recommendation of the Examining/Audit Committee and approval of the Board of Directors. The Company expects to continue its engagement of KPMG Peat Marwick LLP and expects that representatives of the accounting firm will be present at the Meeting. KPMG Peat Marwick LLP will have the opportunity to make a statement and to be available to respond to appropriate questions.

     The Board of Directors of the Company engaged KPMG Peat Marwick LLP as the independent accountants for the Company on August 25, 1997 and dismissed the former independent accountants, Price Waterhouse LLP. During the two fiscal years ended December 31, 1996, and the subsequent interim period through August 25, 1997, (i) there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference in connection with its report to the subject matter of the disagreement, and (ii) Price Waterhouse LLP has not advised the Company of any reportable events pursuant to Item 304(a)(1)(v)(A) through (D) of Regulation S-K promulgated by the Securities and Exchange Commission. The accountants' report of Price Waterhouse LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     KPMG Peat Marwick LLP was not previously engaged regarding the application of accounting principles on a specific transaction or the type of audit opinion that might be rendered on the consolidated financial statements.

                              SHAREHOLDER PROPOSALS

     If any shareholder wishes a proposal to be considered for inclusion in the Company's 1999 Proxy Statement, it must be received by the Secretary of the Company at 24 Church Street, Canajoharie, New York 13317 no later than December 23, 1998. Any shareholder proposals must be timely submitted and meet the other requirements established by the Securities and Exchange Commission in order to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 1999 Annual Meeting.

                          ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 accompanies this Proxy Statement. The Annual Report includes a general description of the business of the Company, management's discussion and analysis of financial condition and results of operations, and the Company's consolidated financial statements, with the accountants' report thereon.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.


Dated:  April 21, 1998

                                            HOLLY C. CRAVER
                                            Secretary

                        PROXY FOR 1998 ANNUAL MEETING OF
                               CNB FINANCIAL CORP.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned Shareholder of CNB FINANCIAL CORP. (the "Company") hereby appoints VanNess D. Robinson and John P. Woods, Jr., or either of them, my lawful proxy with full power of substitution to vote on a cumulative basis all the Common Stock of the Company held of record by me on March 31, 1998 as designated below at the ANNUAL MEETING of SHAREHOLDERS to be held on May 21, 1998 at 9:30 a.m. or at any adjournment thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

     ITEM 1. ELECTION OF DIRECTORS:

       _  FOR both nominees listed (except        _   WITHHOLD AUTHORITY to vote
      |_| as marked to the contrary below)       |_|  for both nominees listed

                       J. Carl Barbic and Donald L. Brass

INSTRUCTION: To withhold authority to vote for any individual nominee or give instructions for cumulative voting, strike that nominee's name and note your voting instructions.

                 (continued, and to be signed, on reverse side)

     ITEM 2. APPROVAL OF INCREASE IN SHARES OF AUTHORIZED COMMON STOCK:
              _                    _                        _
             |_|  FOR             |_|  AGAINST             |_|  ABSTAIN


     ITEM 3. APPROVAL OF TWO-FOR-ONE STOCK SPLIT:
              _                    _                        _
             |_|  FOR             |_|  AGAINST             |_|  ABSTAIN


     In their discretion, the Proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.


Date:  _______________, 1998           Signature:  _____________________________

                                       Print Name: _____________________________

                                       Signature:  _____________________________

                                       Print Name: _____________________________


When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. (ALL JOINT OWNERS MUST SIGN.)